Exhibit 99.1
CPA(r):14 - Proposed Liquidity Transaction December 13, 2010

1 Overview of CPA(r):14 CPA(r):14: has real estate assets of $1.94 billion and an estimated NAV of $11.50 per share as of September 30, 2010; pays a current annualized distribution at a rate of 8.38% (adjusted capital basis of $9.55 per share and annualized dividend of $0.8004); and is in its liquidation phase.

2 Transaction Summary CPA(r):14 and CPA(r):16 - Global combine through a merger. CPA(r):14 stockholders receive total consideration valued at $11.50 per share. CPA(r):14 stockholders may elect to receive $10.50 in cash or 1.1932 shares of CPA(r):16 - Global stock (value of $10.50) and will also receive a special dividend of $1.00 of cash in the merger. The merger consideration was determined based on a third party valuation of the real estate portfolios of each of CPA(r):14 and CPA(r):16 - Global as of September 30, 2010, as adjusted. Prior to the merger, CPA(r):14 will sell its interests in a total of six existing joint venture investments to CPA(r):17 - Global and W. P. Carey for $88.8 million in cash and the assumption of related debt. CPA(r):16 - Global will fund cash elections using cash on hand and proceeds from a new credit facility, plus additional capital provided by W. P. Carey through the purchase of CPA(r):16 - Global shares at $8.80. CPA(r):16 - Global will reorganize as an UPREIT and restructure its advisory agreements with affiliates of W. P. Carey. The transactions are subject to conditions, including receipt of stockholder approvals, funding of CPA(r):16 - Global's new credit facility and holders of 50% or less of CPA(r):14's stockholders electing to receive cash.

3 CPA(r):14 Stockholder Election Options OPTION 1: CASH Stockholders receive $1.00 per share special distribution and elect to receive additional cash of $10.50 per share for a total of $11.50 (120% of adjusted capital basis of $9.55 per share). OPTION 2: COMBINATION OF CASH AND STOCK Stockholders receive a $1.00 per share special distribution and elect to receive 1.1932 shares of CPA(r):16 - Global (value of $10.50) for each share of CPA(r):14. The merger is intended to be tax free for CPA(r):14 stockholders who receive CPA(r):16 - Global stock. CPA(r):16 - Global currently expects to maintain its annual dividend of $0.6624 per share after the merger, which will result in an annualized distribution rate of 9.24% on the adjusted capital basis of $8.55 per share for those CPA(r):14 stockholders who elect CPA(r):16 - Global shares. Stockholders will be asked to make their election of either cash or shares at the time of the proxy solicitation and are encouraged to consult their advisors prior to making their election. OR

4 Strategic Benefits Transaction allows CPA(r):14 stockholders the choice to realize the full NAV of their shares in the form of cash or in a combination of cash and, on a tax-free basis, shares in a larger W. P. Carey-managed entity. CPA(r):16 - Global's asset base will increase to approximately $4 billion, comprised of a net lease portfolio consisting of 151 tenants and 566 properties. The combined entity will have broader diversification (industry, property type and geography) and its top 10 tenants will comprise 27% of lease revenues, down from 36%. The expected accretion from the merger and the cash flow savings from reorganization into an UPREIT result in an increase of approximately 7-11% in AFFO, FAD and distribution coverage on a per share basis in the first year of combined operations.

5 W. P. Carey Sponsorship W. P. Carey currently owns approximately $92 million in CPA(r):14 shares and $61 million in CPA(r):16 - Global shares. In connection with the merger, W. P. Carey will elect to receive CPA(r):16 - Global shares in consideration for its shares of CPA(r):14. W. P. Carey has elected to receive all of its termination fee from CPA(r):14 in CPA(r):16 - Global shares. W. P. Carey intends to use all of its after-tax proceeds of disposition fees from CPA(r):14 to purchase additional CPA(r):16 - Global shares. W. P. Carey will purchase additional shares of CPA(r):16 shares, if necessary, to fulfill cash elections by CPA(r):14 stockholders.

Additional Information About the Transactions and Where to Find It

In connection with the proposed transactions, CPA®:16 - Global will file with the SEC a Registration Statement on Form S-4 which will include proxy statements of CPA®:14 and CPA®:16 - Global and a prospectus of CPA®:16 - Global. STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statements will be mailed to CPA®:14 's and CPA®:16 - Global's stockholders. In addition, stockholders will be able to obtain the joint proxy statement/prospectus and all other relevant documents filed by CPA®:14 and CPA®:16 - Global with the SEC free of charge at the SEC's website, www.sec.gov, or from CPA®:14 and CPA®:16 – Global at, Attn: Investor Relations, 50 Rockefeller Plaza, New York, New York.

Participants in the Solicitation

CPA®:14's, CPA®:16 – Global's and W. P. Carey's directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of CPA®:14 and CPA®:16 - Global in favor of the proposed transactions.

Information about the directors and executive officers of CPA®:14 and CPA®:16 - Global and their ownership of stock in the companies is set forth in each company's annual proxy statement filed with the SEC on April 29, 2010. Investors may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus for the proposed transactions when it becomes available. Stockholders may obtain these documents from the SEC, CPA®:14 or CPA®:16 - Global using the contact information above.

Forward-Looking Statements

Information set forth in this presentation contains forward-looking statements, which involve a number of risks and uncertainties. CPA®:14 and CPA®:16 - Global caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained or implied in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger, the asset sales and the UPREIT reorganization, including future financial and operating results, future distributions and increases in cash flow, the combined company's plans, objectives, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: factors that affect the timing or ability to complete the transactions contemplated herein; the ability of both companies to satisfy all necessary closing conditions and to complete the proposed transactions; the risk that the UPREIT reorganization is not approved by stockholders and is thus not completed; the risk that the business will not be integrated successfully; the risk that cost savings and any other synergies from the transactions may not be fully realized or may take longer to realize than expected; the effects of higher leverage on the combined company's cash flows, dividends, dividend coverage and continued maintenance of its redemption plan, and disruption from the transactions making it more difficult to maintain relationships with tenants, lenders and other counterparties. Additional factors that may affect future results are contained in CPA®:14 's and CPA®:16 - Global's filings with the SEC and will be contained in the joint proxy statement/prospectus, which are or will be available at the SEC's website, www.sec.gov.

All future written and oral forward-looking statements attributable to CPA®:14 or CPA®:16 – Global or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referenced above. New risks and uncertainties arise from time to time, and it is impossible for CPA®:14 and CPA®:16 - Global to predict these events or how they may affect us. CPA®:14 and CPA®:16 - Global assume no obligation to update any forward-looking statements or other information in this presentation.

W. P. CAREY
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